UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 1, 2011

GERMAN AMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)

711 Main Street
Box 810
Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

(812) 482-1314
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Effective January 1, 2011 (the “Effective Time”), German American Bancorp, Inc. (“German American”) acquired American Community Bancorp, Inc. (“American Community”), and its subsidiaries, including the Bank of Evansville, pursuant to the previously-reported Agreement and Plan of Reorganization dated October 4, 2010, as amended (the “Merger Agreement”).  The acquisition was accomplished by the merger of American Community into German American (the “Merger”), immediately followed by the merger of Bank of Evansville into German American’s bank subsidiary (German American Bancorp).

American Community, through Bank of Evansville, provided a full range of commercial and consumer banking services in the Evansville, Indiana, area, from three banking offices located on the east, west and north sides of the city, and German American Bancorp now operates these three offices as part of German American’s Evansville Region.  At September 30, 2010, American Community reported total assets of approximately $326 million, total loans of approximately $243 million, and total deposits of approximately $282 million.

Under the terms of the Merger Agreement, German American issued approximately 1,449,000 shares of its common stock to the former shareholders of American Community as of the Effective Time.  The terms of the Merger Agreement, including the number of shares that were issued to American Community shareholders, were determined by arms-length bargaining between American Community and German American.

Each American Community common shareholder of record at the Effective Time became entitled on the Effective Time to receive 0.725 shares of German American common stock for each of their former shares of American Community common stock, subject to his or her surrender of the old American Community certificates to the exchange agent designated by German American. Instructions and forms to accomplish that surrender and exchange process are being mailed by the exchange agent to each of American Community’s shareholders of record as of the Effective Time.

German American at the Effective Time owned 199,939 shares of American Community’s outstanding common stock (approximately 9.1% of American Community’s common shares then outstanding).   All of these shares were cancelled at the Effective Time and were not exchanged for shares of German American in the Merger.

In connection with the closing of the merger and as contemplated by the Merger Agreement, American Community paid to its shareholders of record at the close of business on December 15, 2010, a special cash dividend of $2.00 per American Community share (an aggregate of $3,997,000 to shareholders other than German American) and German American paid (or accrued an obligation to pay in 2011) approximately $2,038,000 to persons who held in-the-money options and warrants to purchase American Community common stock (all of which rights were cancelled at the effective time and were not assumed by German American).

German American’s registration statement on Form S-4 filed in respect of this merger with the Securities and Exchange Commission, as amended by Amendment No. 1 filed on November 15, 2010 (File No. 333-170068), included a proxy statement of American Community (which also constituted a prospectus of German American) (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus included (in the section headed “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS”) certain unaudited pro forma financial statements of German American as of (and for certain periods ended) September 30, 2010, as adjusted for the Merger and related transactions including the special cash dividend payment and the option/warrant cancellation payments and accruals.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the Merger, German American or its subsidiaries became liable for all financial obligations of American Community and its subsidiaries, including long-term debt obligations of American Community and Bank of Evansville that are disclosed by American Community’s consolidated financial statements that are included in the Proxy Statement/Prospectus and described by Note 6 of the Notes to the Consolidated Financial Statements of American Community as of December 31, 2009 and for the year then ended (found at page F-16 of the Proxy Statement/Prospectus).

These long-term debt obligations included two junior subordinated debentures issued by American Community in the aggregate unpaid principal amount of approximately $8,248,000 as of September 30, 2010 and December 31, 2009.  The junior subordinated debentures were issued to an institutional trustee for the benefit of ACB Capital Trust I and ACB Capital Trust II (“Trusts”) on May 6, 2005 and July 15, 2005, respectively. The common capital securities of the Trusts were wholly owned by American Community and are now wholly owned by German American; each of the Trusts issued preferred capital securities to unaffiliated investors with notional amounts that approximate the principal amount of the junior subordinated debentures held by the Trusts. One of the junior subordinated debentures is in the unpaid principal amount of approximately $5,155,000, all of which principal is due in a single installment in May 2035.  The other junior subordinated debenture is in the unpaid principal amount of approximately $3,093,000, all of which principal is due in a single installment in July 2035.  Interest is payable on each of the junior subordinated debentures on a quarterly basis at a floating rate, adjustable quarterly based on the 90-day LIBOR plus a specified percentage.  Interest rates on the junior subordinated debentures at September 30, 2010, were  2.44% on the $5,155,000 debenture and 2.19% on the $3,093,000 debenture.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 1, 2011, and pursuant to the requirements of the Merger Agreement referenced in Item 2.01 of this Report, the Board of Directors of German American (the “Board”) increased the size of the Board from 9 to 11 members, apportioned the two vacancies caused by the increase in size of the Board among the three classes of its directors, and elected individuals to fill the two vacancies (each of whom to serve until the annual shareholders meeting in the year indicated below, and until his successor is elected and has qualified), as follows:

•	Chris A. Ramsey, a former director of American Community, was appointed to serve a term expiring at the annual meeting of shareholders in 2012
•	Marc D. Fine, a former director of American Community, was appointed to serve a term expiring at the annual meeting of shareholders in 2013

The Board also determined that neither of Mr. Ramsey nor Mr. Fine had any relationship to German American or its officers or directors, which, in the opinion of the Board, would interfere with the exercise of his duties as a director, and that both of such new directors were therefore independent for purposes of the application of the Board independence standards established by rules of NASDAQ.

Each of these new directors was also appointed to the board of directors of German American Bancorp, the banking subsidiary of German American.

In addition, each of the new directors was appointed to the following committee(s) of the Board and of the board of directors of German American Bancorp, and also either to the boards of directors of other subsidiaries of German American or as corporate representative to the advisory board of German American Bancorp for its Southern Region (which includes Evansville), as follows:

Mr. Ramsey:

•	Compensation Committee
•	Finance (ALCO) Committee
•	German American Insurance, Inc. Board of Directors
•	German American Financial Advisors & Trust Company Board of Directors

Mr. Fine:

•	Credit Risk Management Committee
•	Southern Region Advisory Board Corporate Representative

Each of the two new directors is entitled to receive a payment in January 2011 equal to a pro-rata portion (50%) of the annual retainer payment received by the other members of the Board in 2010 for their service during the twelve-month period ending at the 2011 annual reorganization meeting of the Board.  In addition, each of these new directors will be entitled to receive compensation (in the form of meeting fees and otherwise) for (a) their service on the Board, and on the board of directors of German American Bancorp and the board(s) of directors of other subsidiaries of German American, (b) their service on committees of the Board and such other board(s) of directors, and (c) their service as a corporate representative to the Southern Region Advisory Board, all on the same terms and conditions as other members of the Board receive compensation (in the form of meeting fees and otherwise) for similar services and positions.  The terms of the director compensation program of German American Bancorp, Inc., for the current twelve-month period ending at the 2011 annual reorganization meeting of the Board in which the two new directors now participate (with the annual retainer pro-rated as set forth above) are described in Exhibit 99.1 to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

In reliance upon General Instruction B.3 of Form 8-K, the Registrant is not including in this report any financial statements of American Community Bancorp, Inc., or any pro forma financial information related to the acquisition transaction reported in Item 2.01 of this report, because the Registrant has previously filed substantially the same information in its Registration Statement on Form S-4 (File No. 333-170068), as amended by Amendment No. 1 thereto filed on November 15, 2010.

(d) Exhibits

2.1
Agreement and Plan of Reorganization by and among the Registrant, American Community Bancorp, Inc., Bank of Evansville, and German American Bancorp, dated October 4, 2010, as amended by First Amendment of Agreement and Plan of Reorganization dated October 27, 2010.  The copy of this exhibit included as Annex A to the proxy statement/prospectus that was part of Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-170068) is incorporated herein by reference.  Certain schedules have been omitted from the Agreement as included in this exhibit. The omitted information is considered immaterial from an investor’s perspective. The Registrant will furnish supplementally a copy of any of any omitted schedule to the SEC upon request from the SEC.

99.1	Description of Director Compensation Arrangements for the 12 month period ending at the 2011 Annual Reorganization Meeting of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: January 4, 2011	By:	/s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and CEO

INDEX TO EXHIBITS

99.1	Description of Director Compensation Arrangements for the 12 month period ending at the 2011 Annual Reorganization Meeting of the Board of Directors.